SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.)

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☐	Soliciting Material Pursuant to § 240.14a-12

SENOMYX, INC.
(Name of Registrant as Specified In Its Charter)

CONCERNED SHAREHOLDERS AND NOMINEES OF SENOMYX
(Barry A. Igdaloff, VCM Group, LLC, Lee D. Keddie, Benjamin E. Large, Gus D. Halas, David W. Pointer, Mark D. Stolper, Robert G. Pearse, Charles M. Gillman)

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[PRELIMINARY COPY, SUBJECT TO COMPLETION]

2017 ANNUAL MEETING OF SHAREHOLDERS

OF

SENOMYX, INC.

___________________________

PROXY STATEMENT

OF

CONCERNED SHAREHOLDERS AND NOMINEES OF SENOMYX
(Barry A. Igdaloff, VCM Group, LLC, Lee D. Keddie, Benjamin E. Large, Gus D. Halas, David W. Pointer, Mark D. Stolper, Robert G. Pearse, Charles M. Gillman)

___________________________

To the Senomyx Shareholders:

This Proxy Statement and the accompanying GOLD proxy card are being furnished to shareholders (“Shareholders”) of Senomyx, Inc., 4767 Nexus Centre Drive, San Diego, California 92121 (“Senomyx” or the “Company”), in connection with the solicitation of proxies by the Concerned Shareholders and Nominees of Senomyx (“CSNS”), comprised of Barry A. Igdaloff, VCM Group, LLC, Lee D. Keddie, Benjamin E. Large, Gus D. Halas, David W. Pointer, Mark D. Stolper, Robert G. Pearse and Charles M. Gillman (the “Members”), to be used at the 2017 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) which is scheduled to be held at 4767 Nexus Centre Drive, San Diego, California 92121, on May 11, 2017, at 8:30 a.m., Pacific Daylight Time, and at any adjournments, postponements or continuations thereof. This Proxy Statement and the GOLD proxy card are first being furnished to Shareholders on or about March 31, 2017.

At the Annual Meeting, CSNS (sometimes referred to herein as “we,” “us,” or “our”) will seek to elect to the Board of Directors of Senomyx (the “Board”) the following persons (each a “Nominee” and collectively, the “Nominees”):

Barry A. Igdaloff
Lee D. Keddie
Benjamin E. Large
Gus D. Halas
David W. Pointer
Robert G. Pearse
Mark D. Stolper

By letters dated January 31, 2017, three of the Members provided notice to the Company (the “Nomination Letters”) that they were nominating eleven persons for election to the Board at the Annual Meeting. In this Proxy Statement, CSNS has reduced the number of persons nominated to seven, as set out above.

Our Nominees Have the Experience, Qualifications and Commitment Necessary to Unlock Value for Shareholders

We believe that the employees of Senomyx are loyal and hardworking, but that the incumbent Board of Directors has failed the employees and also failed the shareholders by not properly leading the Company in such a way as to realize the potential of the Company and its employees, a potential the market recognized at the time of the Company’s IPO and a potential the market also recognizes has not been realized as evidenced by the performance of the Company’s shares from the IPO to today, with shares now trading at a fraction of the IPO valuation. We have identified and are nominating seven highly qualified directors who would bring substantial expertise and deep experience to the Board to act on the enormous value-creation opportunity present at Senomyx today.

Barry A. Igdaloff was added to the board of directors of Guest Supply, a publicly traded company. As a director, Mr. Igdaloff owned a substantial number of shares and brought the intensity and drive of an owner into the board room. Guest Supply was eventually acquired.  The share price appreciated significantly during Mr. Igdaloff’s tenure on the board.  Each publicly traded company is different, and Mr. Igdaloff’s success at Guest Supply is not a guarantee he will have similar success at Senomyx, but Mr. Igdaloff’s hard work on behalf of Guest Supply shareholders makes him a worthy board member of Senomyx.

Lee D. Keddie was added to the board of The Stephan Company, a publicly traded company. As a Director Mr. Keddie worked to cut cost and worked to revamp all aspects of executive compensation at The Stephan Company, implementing a “pay for performance” culture. Shareholders were rewarded with a higher stock price at The Stephan Company. Each publicly traded company is different, and Mr. Keddie’s success at The Stephan Company is not a guarantee that he will have similar success at Senomyx, but his hard work on behalf of The Stephan Company shareholders makes him a worthy Board Member of Senomyx.

Benjamin E. Large serves with Mr. Keddie on the board of The Stephan Company. Mr. Large has worked to grow the revenue of The Stephan Company while continuing to return free cash flow to shareholders of The Stephan Company. Mr. Large brings an intense focus on shareholder value creation to the boardroom and this makes him a worthy board member of Senomyx.

Gus D. Halas has been added to a number of boards of directors of publicly traded companies as a result of shareholder activism. His experience implementing difficult operating turnarounds, both as an executive and as a board member, make him a worthy board member of Senomyx.

David W. Pointer was added to the board of Solitron, a publicly traded company. Mr. Pointer’s addition to the Board of Solitron was as a result of a successful proxy contest waged against the incumbent Board. Since being added to the Solitron board, Mr. Pointer has implemented a dramatic share buyback, reducing the sharecount in order to benefit all shareholders. Mr. Pointer has also implemented a pay for performance executive compensation culture. Each publicly traded company is different and Mr. Pointer’s success at Solitron is not a guarantee that he will have similar success at Senomyx, but his hard work on behalf of Solitron shareholders makes him a worthy board member of Senomyx.

Robert G. Pearse had a successful career as a senior executive at Hewlett Packard and later at NetApp, Inc. During his tenure at NetApp, Mr. Pearse led the company’s growth strategy that drove NetApp’s emergence as a F500 company. His experience as a hands-on, profit-oriented and free cash flow oriented operating executive make him a worthy board member of Senomyx.

Mark D. Stolper was added to the board of Metropolitan Health, a publicly traded company. He was added to the board as a result of shareholder activism. As a board member he took numerous steps to grow shareholder value, and ultimately participated in selling the company to an acquirer at a premium. Shareholders that bought stock on the day Mr. Stolper joined the board and held it until the sale of the company to an acquirer enjoyed an increase in the value of their stock. Each publicly traded company is different and Mr. Stolper’s success at Metropolitan Health is no guarantee of success at Senomyx, but his hard work on behalf of Metropolitan Health shareholders makes him a worthy board member of Senomyx.

Each of our nominees is committed to conducting a full and detailed strategic review of all aspects of Senomyx’s business. Each of our nominees pledges to put the interests of Senomyx shareholders first and to make whatever changes are needed at Senomyx in order to grow shareholder value.

Each of our Nominees has consented to serving as a Nominee, being named as a Nominee in this Proxy Statement and, if elected, to serve as a director.

The Members have no interest in the Company other than through the beneficial ownership (if any) of shares of Common Stock of the Company (the “Common Stock”) or other securities (if any) of the Company, except as disclosed herein.

THE MEMBERS URGE YOU TO VOTE THE GOLD PROXY CARD FOR THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

IMPORTANT

THIS SOLICITATION IS BEING MADE BY CONCERNED SHAREHOLDERS AND NOMINEES OF SENOMYX AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF SENOMYX.

We urge you not to sign any proxy card sent to you by Senomyx. If you have already done so, you may revoke your proxy by delivering a later-dated GOLD proxy card in the enclosed postage-prepaid envelope, executing a vote via Internet or telephone, or by voting in person at the Annual Meeting. See “Proxy Procedures” and “Revocation of Proxies” below.

If you have any questions or require any assistance in executing your proxy, please call our proxy solicitor, InvestorCom, at the numbers listed below:

65 Locust Avenue, Suite 302
New Canaan, CT 06840
Toll Free: (877) 972-0090
Banks and Brokers: (203) 972-9300
Email: proxy@investor-com.com

The Proxy Statement, as well as other proxy materials distributed by the Members, are available free of charge online at www.icommaterials.com/SNMX.

We believe our Nominees possess the skill, experience and motivation that will enable them to represent the best interests of the Company’s shareholders. Please read the enclosed Proxy Statement carefully for more detailed information about our Nominees.

On behalf of Concerned Shareholders and Nominees of Senomyx, CM Group, LLC, represented by its owner and manager, Lee D. Keddie

BACKGROUND TO SOLICITATION

REASONS FOR SOLICITATION

We have formed CSNS with a goal, to maximize value of the shares for all the shareholders. Senomyx had its initial public offering in 2004. Since the IPO in 2004, the employees of Senomyx have done an outstanding job. Employees have developed truly revolutionary products. But the incumbent Board of Senomyx has failed to deliver value to shareholders. Shares were sold in the IPO for $6 each. Those same shares sell for a small fraction of that now.

We believe that the poor stock price performance will prove demoralizing to the loyal and hard-working employees of Senomyx. We believe that a new Board of Directors can make the changes at Senomyx that will produce a higher stock price and increase shareholder value. We believe that a higher stock price will energize and motivate the best employees. We believe that a higher stock price will allow Senomyx to retain its best employees.

POOR PERFORMANCE OF SENOMYX’S COMMON STOCK

We believe the stock price of Senomyx is the ultimate report card for its incumbent Board. Senomyx’s stock performance has fared poorly over the past several years. During the period from March 17, 2016 to March 15, 2017, an investment in Senomyx would have lost more than 60% of its value. During the period from March 17, 2007 to March 12, 2017, an investment in Senomyx would have lost more than 80% of its value.

VOTING SECURITIES

Only holders of record of Senomyx Common Stock as of the close of business on March 15, 2017 (the “Record Date”) are entitled to notice of, and to attend and to vote at, the Annual Meeting and any adjournments or postponements thereof. According to the definitive proxy statement of Senomyx filed with the Commission on March [31], 2017 (the “Senomyx Proxy Statement”), as of the Record Date, there were outstanding [_____] shares of Common Stock. Shareholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of Common Stock of Senomyx held on the Record Date.

A quorum is the presence by person or by proxy of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The shares of Common Stock represented by a proxy marked “withhold” or “abstain” will be considered present at the Annual Meeting for purposes of determining whether a quorum is present.

As of the Record Date, the Members beneficially owned an aggregate of 300 shares of Common Stock, representing approximately 0.00001% of the outstanding shares of Common Stock. The Members intend to vote such shares of Common Stock FOR the election of the Nominees, FOR Proposal Nos. 2 and 3 in the Senomyx Proxy Statement, and for EVERY YEAR on Proposal No. 4 in the Senomyx Proxy Statement.

Vote by using the enclosed GOLD proxy to vote today by telephone, by Internet, or by marking, signing, dating and returning the GOLD proxy card in the postage-paid envelope provided to you.

BROKER NON-VOTES

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. Non-discretionary items are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, executive compensation (including advisory stockholder votes on executive compensation) and election of directors (even if not contested). On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

However, when a matter to be voted on at a stockholders meeting is the subject of a contested solicitation, brokers, banks and other nominees do not have discretion to vote your shares. Accordingly, because this is a contested solicitation, all of the proposals described in this Proxy Statement will be “non-discretionary” matters, and brokers, banks and other nominees will not be permitted to vote your shares on any of those proposals without your specific instructions.

PROPOSAL No. 1: Election of Directors

By letters dated January 31, 2017, three of the Members informed Senomyx that pursuant to and in accordance with Section 5(b) of the Company’s Amended and Restated Bylaws, CSNS was nominating a slate of directors to stand for election to the Board.

The Members anticipate that, as Board members, the Nominees will, subject to their fiduciary duties, conduct a full and detailed strategic review of all aspects of Senomyx’s business.

Article III, Section 5(a) of Senomyx’s Bylaws, effective as of December 19, 2007, as publicly filed with the Commission on December 20, 2007 (the “Bylaws”), provides that any stockholder of the corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 5(b) of the Bylaws, who is entitled to vote at the Annual Meeting and who complied with the notice procedures set forth in Section 5 of the Bylaws, may nominate person for election to the Board at an annual meeting of stockholders. On January 31, 2017, three of the Members (Messrs. Igdaloff and Large, and VCM Group, LLC) delivered timely notice in accordance with the Bylaws setting out an alternative slate of director nominees by delivering the Nomination Letters to the Company. Each such Member is a record holder of Common Stock. The Nomination Letters indicated the Members intended to nominate eleven persons for election to the Board at the Annual Meeting. In this Proxy Statement, CSNS has reduced the number of persons nominated to seven, and seeks to elect at the Annual Meeting Messrs. Barry A. Igdaloff, Lee D. Keddie, Benjamin E. Large, Gus D. Halas, David W. Pointer, Robert G. Pearse and Mark D. Stolper members of the Board of Senomyx. Each Nominee, if elected, would serve until the next annual meeting of shareholders and until a successor has been duly elected and qualified, or until his or her death, resignation or removal. Background information about each of the Nominees is set forth below and in Annex A attached hereto.

According to Senomyx’s Proxy Statement, the Board of Senomyx intends to nominate seven candidates for election as directors at the Annual Meeting. This Proxy Statement is soliciting proxies to elect the CSNS Nominees to the Board, and NOT the seven candidates nominated by the Company. Therefore, should a Shareholder so authorize us by delivery of a proxy, we will cast votes for our seven Nominees and none of the Senomyx nominees.

Mr. Charles M. Gillman has an interest in the election of directors at the Annual Meeting as he has agreed with the Nominees to cover the costs of this proxy solicitation.

Messrs. Igdaloff, Large, Keddie, and VCM Group, LLC, have interests in the election of directors at the Annual Meeting directly or indirectly through the beneficial ownership of shares of the Company. The other Nominees have an interest in the election of directors at the Annual Meeting by virtue of being director nominees and being reimbursed for certain costs incurred in connection with the proxy contest related to the Annual Meeting by Mr. Gillman. Except as disclosed in this Proxy Statement, including the Annexes attached hereto, none of the Nominees will receive any compensation from any of the Members or any of their affiliates in connection with this proxy solicitation.

The Nominees would not be barred from being considered independent under the independence requirements of NASDAQ and the independence standards applicable to Senomyx under paragraph (a)(1) of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended.  None of the Nominees currently holds any employment position or office with the Company, nor are there any family relationships by blood, marriage or adoption between any director or executive officer of the Company and any Nominee.  None of the entities referenced below is a parent or subsidiary of the Company.

Barry A. Igdaloff
Age: 62

PO BOX 317
Blacklick, OH 43004

Mr. Igdaloff has been the sole proprietor of Rose Capital, an investment advisor in Columbus, Ohio, since 1995. Mr. Igdaloff has served on the board of directors at Novation Companies, Inc. since 2009. He is currently chairman of the board and the audit committee. Mr. Igdaloff has been a director of Dynex Capital, Inc. since 2000, and is chairman of its audit committee and a member of its nominating and corporate governance committee. Previously, Mr. Igdaloff was a director of Guest Supply, Inc. prior to its acquisition by Sysco Foods in 2001. Prior to entering the investment business, Mr. Igdaloff was an employee of Ernst & Whinney’s international tax department.

Mr. Igdaloff is a non-practicing CPA and a non-practicing attorney. Since he is an investor, Mr. Igdaloff brings “capital allocation skills” and “an ownership mentality” to the companies that he serves as director. Mr. Igdaloff owns or has owned meaningful stakes in the following companies for which he served as Director - Dynex Capital, Inc. (Chairperson of the Audit Committee), and Guest Supply, Inc. (compensation committee member).  Mr. Igdaloff was a Director of Guest Supply, Inc. prior to its acquisition by Sysco Foods in 2001. Both Dynex Capital Inc. and Guest Supply Inc. rewarded shareholders with substantial shareholder value creation during Mr. Igdaloff’s tenure on the boards.

We believe that Mr. Igdaloff’s proven experience as a public company board member and his success on the board of Dynex and Guest Supply, along with his investing and accounting skill, make him a worthy board member for Senomyx.

Lee D. Keddie
Age: 48

8719 258Th Ave NE
Redmond, WA 98053

Mr. Keddie is Chief Executive Officer and President of CompuMed Inc., (OTC:CMPD) since November 2015. He has been a member of the board of directors of CompuMed Inc. since November 2014 and Stephan Co. (OTC:SPCO) since March 2015. From June 2015 to February 2017, he was a board member of Essex Rental Corp (NASDAQ:ESSX) and served on the Audit, Compensation and Nomination and Governance Committees.

Previously, Mr. Keddie spent 13 years with HKX (2000 through 2013) as a Co-owner, President and General Manager, where he transformed a hydraulic components startup into a nationally recognized niche market leader, and 24% free cash flow. Much of this was a result of relentless focus on scalability and innovation to improve business processes, product offerings, and customer experience. This success caught the eye of a value-investment PLC out of the UK (Diploma PLC) who purchased the company in 2005.

After the sale in 2005, he took over the role of President and General Manager of a new subsidiary and continued to build scalable systems for growth and efficiency. Two years after the sale, the construction industry was hit with the worst downturn in 75 years, and mobile equipment saw over 67% declines. Through laser cost control, inventory and accounts receivable reductions, strategic employment reductions, and increased investment in training and product development, HKX not only remained profitable despite 39% reduction in revenue, but added (15%) free cash flow back to investors and set the company up for the 270% growth over the next 3 years.

Prior to his business leadership roles, Mr. Keddie spent over 8 years in both the commercial and military sectors of the aircraft industry at Boeing, McDonnell Douglas, Bombardier, Learjet and Qantas Airways in Australia.

Mr. Keddie is a Professional Engineer, and received an Honors Co-op Mechanical Engineering Degree from the University of Waterloo, and spent two additional years at the University of Toronto in Aerospace Studies. He is a pilot and a member of the Experimental Aircraft Association.

We believe that Mr. Keddie’s significant operating and leadership experience and his strong background in engineering and operational development make him a worthy board member of Senomyx.

Benjamin E. Large
Age: 38

PO Box 2163
Manhattan Beach, CA  90267

Mr. Large is currently the Managing Partner at Nutmeg Investments LLC, an investment company (“Nutmeg”), and has worked there since January 2012. Nutmeg has a value oriented approach to investing and works directly with the companies it invests in. He has worked directly with multinational healthcare and technology companies to improve their product development, business strategy and protect their intellectual property. His firm partners with hedge funds and companies to improve their value in public markets and improve corporate governance. Mr. Large’s experience as a board member, his engineering mindset and financial discipline guide his approach to maximizing value in companies.

Prior to working at Nutmeg, he has over a decade of engineering and program management experience in the defense aerospace industry at Northrop Grumman from October 2001 to December 2011. Mr. Large was a Senior System Engineer where he managed projects for the design and analysis of satellite communications systems. Mr. Large worked on early stage advanced technology proposals that lead to cutting edge new high speed digital receivers. He lead a team that developed analytical modeling tools that were used for early stage risk reduction and lowered verification costs to allow for more competitive bidding. He provided technical leadership and was responsible for the management of program system requirements. Mr. Large’s initiatives and proposals led to the procurement of advanced projects and innovative technology development.

Mr. Large has been a member of the board of directors of The Stephan Company (OTC:SPCO), since December 2016. Mr. Large previously served as a member of the board of directors at CompuMed Inc. (OTC:CMPD), a medical informatics and software company, from December 2014 to October 2016.

Mr. Large has a M.S. in Electrical Engineering from the University of Southern California and a B.S. in Computer Engineering from Purdue University.

We believe that Mr. Large’s proven experience as a public company board member and his experience in the technology industry make him a worthy board member of Senomyx.

Gus D. Halas
Age: 65

38 Pheasant Run Place
Danville, CA 94506

Mr. Gus D. Halas served as the Chief Executive Officer and President of the Central Operating Companies of Central Garden & Pet Company from April 2011 to June 2013.

Mr. Halas served as the President, Chief Executive Officer and Director of T-3 Energy Services Inc. from May 2003 to March 2009. During his six years tenure he lead the evolution of the company from a collection of small repair and maintenance facilities into a leading original equipment manufacturer competing in the pressure control, pipeline and wellhead market segments. During his tenure sales increased from $146 Million to $285 Million and EBITDA increased from $5 Million to $62 Million.

Mr. Halas served as the President and Chief Executive Officer of Clore Automotive, Inc. from August 2001 to April 2003. He also helped institute Kaizen and Lean Manufacturing principles on a global scale. From January 2001 to May 2001, he served as the President at Marley Cooling Tower Company at United Dominion Industries Limited. From January 1999 to August 2000, he served as the President of Pump Services Group at Ingersoll-Dresser Pump Company. From 1986 to 1999, he served in various management roles, including the Senior Vice President of Customer Support Services of Sulzer Industries Inc. He served as the Chief Executive Officer and President at Interpet Limited. He served as the President and Chief Operating Officer at Marley Cooling Industries and served as the President at Ingersoll-Dresser’s Pump Company. He served as a partner and member of advisory board of White Deer Energy.

He has been an independent director at Aquilex Holdings LLC since June 2007 and School Specialty, Inc. since July 2015. He has been a director at Triangle Petroleum Corporation since October 2011 and Hooper Holmes Inc. since April 2013. Mr. Halas has been a director of OptimizeRx Corporation since August 2014 and Madalena Energy Inc. since January 2015. He served as a director of Aquilex Corporation until July 2011. He has significant experience in the energy industry and in public companies in both an executive and board role.

Mr. Halas holds an M.B.A. from Imede Lausanne Switzerland and a BS in Physics and Economics from Virginia Tech University.

We believe that Mr. Halas’ proven experience as a public company board member and as a public company Chief Executive Officer makes him a worthy board member of Senomyx.

David W. Pointer
Age: 47

PO Box 402
Newman Lake, WA 99025

David W. Pointer is the Managing Partner of V.I. Capital Management, LLC. Prior to V.I. Capital, Mr. Pointer was a Sr. Portfolio Manager and Sr. Vice President at ICM Asset Management in Spokane, Washington, as well as Portfolio Manager at AIM/INVESCO Investments.

Mr. Pointer served as an Interim Co-Chief Executive Officer of CompuMed Inc. (OTCPink:CMPD) from November 2015 to January 2016. He has been Chairman of the board at Solitron Devices, Inc. since July 2016. He serves as the Chairman of CompuMed Inc. and has been its Director since December 2013. He has been Director of Solitron Devices, Inc. (OTCQB:SODI) since August 2015, where he helped put in place a shareholder-aligned incentive package of Solitron leadership and helped returned Solitron to profitability. He previously served as a Director of ALCO Stores, Inc. from August 2014 until January 2015.

Mr. Pointer has taught Corporate Finance as an adjunct faculty at Whitworth University’s MBA program as well as Gonzaga University’s MBA program and is an expert in financial analysis and financial markets.

Mr. Pointer graduated from Central Washington University with a Business Administration degree specializing in finance and economics and later from the Wharton School of Business at the University of Pennsylvania with an MBA in finance and strategic management. He is a member of the CFA Institute and a Chartered Financial Analyst.
Mr. Pointer has approximately 20 years of experience managing portfolios, assisting companies in developing strategic direction and increasing returns on capital.

During his tenure as Portfolio Manager at AIM/INVESCO Investments, he and a small team managed approximately $18 billion in assets achieving a 5-Star Morningstar rating.

We believe that Mr. Pointer’s proven experience as a public company board member and his success on the Board of Solitron, make him a worthy board member for Senomyx.

Mark D. Stolper
Age 45

c/o RadNet, Inc.
1510 Cotner Ave
Los Angeles, CA 90025

Mark D. Stolper has served as Executive Vice President and Chief Financial Officer at RadNet, Inc. since 2004.  From March 2008 to October 2014, he served on the board of directors of Compumed, Inc. (OTCPink:CMPD).  From March 2010 to December 2012, Mr. Stolper served on the board of directors and audit committee of Metropolitan Health Networks (NYSE: MDF). From July 2011 to December 2013, Mr. Stolper served on the board of directors and audit committee of TIX Corporation (OTCMKTS:TIXC).  From December 2012 to December 2016, Mr. Stolper served on the board of directors, compensation committee and audit committee of On-Track Innovations (NASDAQ:OITV).  From August 2014 to June 2015, Mr. Stolper served on the board of directors and audit committee of ALCO Stores (NASDAQ:ALCS). Mr. Stolper currently serves on the board of directors of RTI Surgical, Inc. (NASDAQ:RTIX).

Prior to joining RadNet, he had diverse experiences in investment banking, private equity, venture capital investing and operations. Mr. Stolper began his career as a member of the corporate finance group at Dillon, Read and Co., Inc., executing mergers and acquisitions, public and private financings and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read. After Dillon Read, Mr. Stolper joined Archon Capital Partners, which made private equity investments in media and entertainment companies. Mr. Stolper also worked for Eastman Kodak, where he was responsible for business development for Kodak’s Entertainment Imaging subsidiary. Mr. Stolper was also co-founder of Broadstream Capital Partners, a Los Angeles-based investment banking firm focused on advising middle market companies engaged in financing and merger and acquisition transactions.

Mr. Stolper graduated with a liberal arts degree from the University of Pennsylvania and a finance degree from the Wharton School. Additionally, Mr. Stolper earned a postgraduate Award in Accounting from UCLA.

We believe that Mr. Stolper’s proven experience as a public company board member and as a public company operating executive makes him a worthy board member of Senomyx.

Robert G. Pearse
Age 57

Yucatan Rock Ventures
12610 Arroyo De Arguello
Saratoga, CA 95070

Since August 2012, Robert G. Pearse has served as a Managing Partner at Yucatan Rock Ventures where he specializes in technology investments and consulting.

Mr. Pearse serves as Chairman of the board of directors for Crossroads Systems, Inc. (NASDAQ:CRDS) since January 2016, chairman of the Compensation Committee and member of the Audit Committee and the Nomination and Governance Committee since July 2013. Mr. Pearse serves as a director for Ameri Holdings, Inc. (OTC:AMRH), Chairman of the Compensation Committee and member of the Audit Committee since May 2015. Mr. Pearse serves as a director for Novation Companies, Inc. (OTC:NOVC), and chairman of the Compensation Committee and member of the Audit Committee since January 2015.

Previously, Mr. Pearse served as a director for Aviat Networks, Inc. (NASDAQ:AVNW), and member of the Compensation Committee and the Nominating and Governance Committee from January 2015 to November 2016. From 2005 to 2012, Mr. Pearse served as Vice President of Strategy and Market Development at NetApp, Inc. (NASDAQ:NTAP), a computer storage and data management company.

From 1987 to 2004, Mr. Pearse held leadership positions at Hewlett-Packard Inc. (NYSE:HPQ), most recently as the Vice president of Strategy and Corporate Development from 2001 to 2004. Mr. Pearse’s professional experience also includes positions at PricewaterhouseCoopers LLP, Eastman Chemical Company (NYSE:EMN), and General Motors Company (NYSE:GM).

Mr. Pearse earned a Master of Business Administration degree from the Stanford Graduate School of Business in 1986, and a Bachelor of Science degree in Mechanical Engineering from the Georgia Institute of Technology in 1982.

We believe that Mr. Pearse’s proven experience as a public company board member and as a public company operating executive makes him a worthy board member of Senomyx.

Charles M. Gillman
Age 46

1223 Wilshire Boulevard Suite 648
Santa Monica, CA 90403

Charles M. Gillman is not a Nominee of CSNS, but is providing funding to CSNS in order to put forth its Nominees.  As such, CSNS is providing his biography.

Mr. Gillman is the Executive Managing Director of the IDWR Family Office (“IDWR”), a family investment firm, a position he has held since June 2013. From June 2001 to June 2013, Mr. Gillman was a portfolio manager of certain family office investment portfolios at Nadel and Gussman, LLC. Prior to his employment at Nadel and Gussman, Mr. Gillman worked in the investment industry and as a strategic management consultant at McKinsey & Company. His organization evolved from experience in the 1990’s designing operational turnarounds of U.S. and international companies while at McKinsey & Company.

Mr. Gillman has served as a director of Digirad Corporation (NASDAQ:DRAD), a diagnostic imaging solutions company, since April 2012. In addition, Mr. Gillman currently serves on the boards of directors of Novation Companies, Inc., a specialty finance company, a post he has held since January 2016, Solitron Devices, Inc., a solid-state semiconductor components company, a post he has held since July 2016, Littlefield Corp, a private charitable bingo organization, a post he has held since May 2008, and Datawatch Corporation, a business computer software company, a post he has held since April 2016, which Mr. Gillman expects to end by May 2017.

 Mr. Gillman previously served as a director of Infusystems Holdings, Inc., a healthcare services company, On Track Innovations Ltd., a provider of cashless payment salutations, MRV Communications, a global provider on converged pack and optical solutions, Aetrium Incorporated, a provider of integrated circuit handling solutions to the semiconductor and electronic components industries, Stephan Co., a distributor of personal care items, Hooper Holmes, a medical services company, CompuMed Inc., a provider of telemedicine solutions and PMFG, Inc., a provider of energy delivery systems and products. Mr. Gillman is a Summa Cum Laude graduate of the Wharton School of the University of Pennsylvania.

Mr. Gillman entered into a Consent Order Imposing Cease-and-Desist Proceedings and Civil Penalties with the Securities and Exchange Commission dated February 14, 2017, in connection with the timeliness and completeness of certain filings required under Section 13(d) and Section 16 of the Securities Exchange Act of 1934.

According to the Senomyx Proxy Statement, directors are elected by a plurality of the votes present at the Annual Meeting or by proxy and entitled to vote at the Annual Meeting. The seven nominees for election as directors who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected directors.

We strongly urge you to vote for the election of Messrs. Igdaloff, Keddie, Large, Halas, Pointer, Pearse and Stolper by marking, signing, dating and returning the enclosed GOLD proxy card in the postage paid envelope provided to you with this Proxy Statement or by using the GOLD proxy card to vote by telephone or Internet.

If you have signed the GOLD proxy card and no marking is made, you will be deemed to have given a direction to vote all the shares of Common Stock represented by the GOLD proxy card for the election of Messrs. Igdaloff, Keddie, Large, Halas, Pointer, Pearse and Stolper.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

According to the Senomyx Proxy Statement, Senomyx is soliciting proxies with respect to three other proposals. Please refer to the Senomyx Proxy Statement for a detailed discussion of these proposals. These proposals are outlined below. If you have signed the GOLD proxy card and no marking is made, you will be deemed to have given a direction to vote all of the shares of Common Stock represented by your GOLD proxy card FOR Proposal Nos. 2 and 3 listed below and in the Senomyx Proxy Statement, and for EVERY YEAR on Proposal No. 4.

PROPOSAL No. 2: Ratification of Appointment of Independent Public Accounting Firm

According to the Senomyx Proxy Statement, the Company will solicit proxies to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent public accounting firm for its fiscal year ending December 31, 2017.

According to the Senomyx Proxy Statement, to be approved, the ratification of the selection of Ernst & Young LLP as the Company’s independent registered accounting firm must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as “against” votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Please refer to the Senomyx Proxy Statement for additional discussion of Proposal No. 2. The Members recommend that you vote FOR this proposal.

PROPOSAL No. 3: Shareholder Advisory Vote on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company is submitting to shareholders a nonbinding advisory resolution to approve the compensation of certain executive officers as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or Senomyx. Nevertheless, the Senomyx Proxy Statement states that the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Please refer to the Senomyx Proxy Statement for additional discussion of Proposal No. 3. The Members recommend that you vote FOR this proposal.

PROPOSAL No. 4: Shareholder Advisory Vote on Frequency of Future Votes on Executive Compensation

The Dodd-Frank Act also enables the Company shareholders to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s executive officers, or Say-on-Pay vote, as disclosed in the Senomyx Proxy Statement. Accordingly, the Company is asking shareholders to indicate whether they would prefer an advisory vote every year, every other year, or every three years, or abstain. As with the Advisory Vote on Executive Compensation described above in Proposal 3, the vote described in this Proposal 4 is non-binding.

This vote is an advisory vote only, and therefore it will not bind the Company or the Board. However, the Senomyx Proxy Statement states that the Board and the Compensation Committee of the Board will consider the voting results as appropriate when adopting a policy on the frequency of future Say-on-Pay votes. The option of one (1) year, two (2) years or three (3) years that receives the highest number of votes cast by stockholders will be considered.

Please refer to the Senomyx Proxy Statement for additional discussion of Proposal No. 4. The Members recommend that you vote for EVERY YEAR on this proposal.

OTHER PROPOSALS

CSNS knows of no other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that the persons named on the enclosed GOLD proxy card will vote that proxy on such other matters in accordance with their judgment.

VOTING PROCEDURES

As explained in the detailed instructions on your GOLD proxy card, there are four ways you may vote. You may:

1.	Sign, date and return the enclosed GOLD proxy card in the enclosed postage-paid envelope. We recommend that you vote on the GOLD proxy card even if you plan to attend the Annual Meeting;

2.	Vote via the Internet by following the voting instructions on the GOLD proxy card or the voting instructions provided by your broker, bank or other holder of record;

3.	Vote by telephone by following the voting instructions on the GOLD proxy card or the instructions provided by your broker, bank or other holder of record; or

4.
Vote in person by attending the Annual Meeting. Written ballots will be distributed to Shareholders who wish to vote in person at the Annual Meeting. If you hold your shares of Common Stock through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the meeting.

To submit a proxy with voting instructions by telephone please follow the instructions on the GOLD proxy card. Proxies may also be submitted over the Internet. Please refer to the GOLD proxy card for the website information. In each case Shareholders will be required to provide the unique control number which has been printed on each Shareholder’s GOLD proxy card. In addition to the instructions that appear on the GOLD proxy card, step-by-step instructions will be provided at the designated website for those Shareholders submitting proxies over the Internet. Shareholders submitting their proxies with voting instructions over the Internet may provide an email address for confirmation that their vote by Internet was successfully submitted.

Whether or not you are able to attend the Annual Meeting, you are urged to complete the enclosed GOLD proxy and return it in the enclosed self-addressed, prepaid envelope. All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy, your shares of Common Stock will be voted in accordance with that specification. If no specification is made for a particular proposal on your returned GOLD proxy, your shares of Common Stock will be voted: (i) FOR CSNS’ Director Nominees listed herein (Proposal No. 1); (ii) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 2); (iii) FOR the advisory vote on executive compensation (Proposal No. 3); and (iv) for EVERY YEAR on the advisory vote on the frequency of the vote on executive compensation (Proposal No. 4); and (v) in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting and any continuations, adjournments or postponements thereof.

If you have any questions or require any assistance in executing your proxy, please call:

65 Locust Avenue, Suite 302
New Canaan, CT 06840
Toll Free: (877) 972-0090
Banks and Brokers: (203) 972-9300
Email: proxy@investor-com.com

PROXY PROCEDURES

In order for your views to be represented at the Annual Meeting, please mark, sign, date and return the enclosed GOLD proxy card in the enclosed postage-prepaid envelope or use the GOLD proxy card to vote by telephone or Internet.

The accompanying GOLD proxy card will be voted at the Annual Meeting in accordance with your instructions on such card.

Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a Shareholder of record on the Record Date, you will retain your voting rights at the Annual Meeting even if you sell such shares of Common Stock after the Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Record Date, or grant a proxy to vote such shares of Common Stock on the GOLD proxy card, even if you sell such shares of Common Stock after the Record Date.

If your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the GOLD proxy card as soon as possible.

REVOCATION OF PROXIES

Any Shareholder of record may revoke or change his or her proxy instructions at any time prior to the vote at the Annual Meeting by:

•	submitting a properly executed, subsequently dated GOLD proxy card that will revoke all prior proxy cards, including any proxy cards which you may have submitted to Senomyx;

•	instructing CSNS by telephone or via the Internet as to how you would like your shares of Common Stock voted (instructions are on your GOLD proxy card);

•	attending the Annual Meeting and withdrawing your proxy by voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy); or

•
delivering written notice of revocation either to the Concerned Shareholders and Nominees of Senomyx c/o InvestorCom, Inc., 65 Locust Avenue, Suite 302, New Canaan, CT 06840, or the Corporate Secretary of Senomyx.

Although a revocation is effective if delivered to Senomyx, CSNS requests that either the original or a copy of any revocation be mailed to the Concerned Shareholders and Nominees of Senomyx c/o InvestorCom, Inc., 65 Locust Avenue, Suite 302, New Canaan, CT 06840, so that CSNS will be aware of all revocations.

If you previously signed and returned a proxy card to Senomyx, we urge you to revoke it by (1) marking, signing, dating and returning the GOLD proxy card, (2) instructing us by telephone or via the Internet as to how you would like your shares of Common Stock voted with respect to the GOLD proxy card, (3) attending the Annual Meeting and voting in person or (4) delivering a written notice of revocation to CSNS or to the Corporate Secretary of the Company.

PARTICIPANTS IN SOLICITATION OF PROXIES.

Annex A attached hereto sets forth, as to the Members, all transactions in securities of Senomyx effected during the past two years and their beneficial ownership of securities of Senomyx.

With respect to each Member, except as set forth herein or in any of the Annexes attached hereto, (i) such Member is not, and was not within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Member nor any of such Member’s associates have any arrangement or understanding with any person with respect to (A) any future employment by the Company or its affiliates or (B) any future transactions to which the Company or any of its affiliates will or may be a party.

COST AND METHOD OF SOLICITATION

Solicitation of proxies will be made by CSNS. CSNS intend to deliver a Proxy Statement and a form of proxy to Shareholders who collectively hold at least a majority of the outstanding shares of Common Stock as of the Record Date.

Proxies may be solicited by mail, courier services, Internet, advertising, telephone or telecopier or in person. It is anticipated that InvestorCom, Inc. will employ up to 100 persons to solicit proxies from Senomyx Shareholders for the Annual Meeting. Charles M. Gillman has incurred or committed to incur costs of approximately $[150,000] to date, and the expected total cost of the solicitation is estimated to be $[200,000] in total.

Charles M. Gillman will pay all costs associated with this solicitation.  In the event that one or more of the Nominees is elected to the Board, Mr. Gillman intends to seek reimbursement for actual out-of-pocket expenses paid in the course of the solicitation.  However, Mr. Gillman intends to limit any expense reimbursement request to the amount that the Company itself spends in challenging this solicitation.  For the avoidance of doubt, in no event will Mr. Gillman seek reimbursement for any portion of his costs associated with this solicitation that exceeds the amount that the Company itself spends in challenging this solicitation.  The question of reimbursement will not be submitted to a vote of security holders.

ADDITIONAL INFORMATION

CSNS has omitted from this proxy statement certain disclosures required by applicable law that will be contained in the Senomyx Proxy Statement. These disclosures include, among other things, information concerning the compensation of the Company’s executive officers; the securities of Senomyx held by Senomyx directors, management and 5% Shareholders; the procedures of submitting proposals of security holders intended to be presented at the next annual meeting of Shareholders of Senomyx for inclusion in the Senomyx Proxy Statement. The Members take no responsibility for the accuracy or completeness of such information contained in the Senomyx Proxy Statement.

Date: March [31], 2017

CONCERNED SHAREHOLDERS AND NOMINEES OF SENOMYX

BARRY A. IGDALOFF
VCM GROUP, LLC
LEE D. KEDDIE
BENJAMIN E. LARGE
GUS D. HALAS
DAVID W. POINTER
MARK D. STOLPER
ROBERT G. PEARSE
CHARLES M. GILLMAN

ANNEX A

SECURITY OWNERSHIP OF THE MEMBERS

The following table sets forth, as of March 31, 2017, the beneficial ownership of common stock of the Company by Nominees and Mr. Gillman (together the Members of CSNS) are set out below. Ownership by the Company’s (i) directors, (ii) named executive officers, (iii) all of its directors and executive officers as a group and (iv) each person, or group of affiliated persons, known by it to beneficially own more than five percent of our common stock, are set out in the Senomyx Proxy Statement.

	Member	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
1.	Barry A. Igdaloff	100 shares owned directly and CSNS director nominee	*

2.	VCM Group, LLC	100 shares owned directly	*

3.	Lee D. Keddie
100 shares owned indirectly via VCM Group, LLC (of which Mr. Keddie is the sole owner and managing member; in which capacity he exercises voting and dispositive power over the shares of the Company held by VCM, Group, LLC) and CSNS director nominee
*

4.	Benjamin E. Large	100 shares owned directly and CSNS director nominee	*

5.	Gus D. Halas	No shares owned and CSNS director nominee	*

6.	David W. Pointer	No shares owned and CSNS director nominee	*

7.	Mark D. Stolper	No shares owned and CSNS director nominee	*

8.	Robert G. Pearse	No shares owned and CSNS director nominee	*

9.	Charles M. Gillman	No shares owned and paying for CSNS proxy solicitation(2)	*
* Less than one percent (1%), based upon the number of shares outstanding as of February 21, 2017, being 45,798,403, as reported in the Company’s Form 10-K filed with the SEC on March 2, 2017.

(1)	Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by the person named.
(2)
Digirad, a publicly-traded company on whose board Mr. Gillman serves as a director, owns 1,000 shares of the Company. Mr. Gillman has no voting or dispositive power over the shares of the Company owned by Digirad and disclaims direct or indirect beneficial ownership in connection therewith.

TRANSACTIONS BY THE MEMBERS

The following table indicates the date of each purchase and sale of Shares of the Company, as well as the exercise of call options (if any), by the Members within the past two years, the number of shares in each such purchase and sale, and Share price. Unless otherwise specified, all purchases and sales were made in the open market.

Name	Date of Transaction	Quantity	Action	Price Per Share
VCM Group, LLC(1)	01/11/2017	100	Buy	$1.16
Lee D. Keddie	01/03/2017	100	Buy	$0.94
Lee D. Keddie	01/30/2017	100	Sell	$1.10
Barry A. Igdaloff	01/04/2017	100	Buy	$1.01
Benjamin E. Large	12/16/2016	100	Buy	$0.88

(1)
Mr. Keddie is the sole member and manager of VCM Group, LLC and exercises voting and dispositive power over the shares of the Company held by VCM Group, LLC, and as such has deemed beneficial ownership of the Shares owned by VCM Group LLC.

IMPORTANT

1. If your shares of Common Stock are held in your own name, please mark, date and mail the enclosed GOLD proxy card to our Proxy Solicitor, InvestorCom, in the postage-paid envelope provided.

2. If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a GOLD proxy card to be signed representing your shares of Common Stock.

3. If you have already submitted a proxy card to Senomyx for the Annual Meeting, you may change your vote to a vote FOR the election of the Nominees, which must be dated after any proxy you may have submitted to Senomyx. You may also submit your later-dated proxy by using the enclosed GOLD proxy card to vote by telephone or by Internet. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT AT THE ANNUAL MEETING.

If you have any questions or require any assistance in executing your proxy, please call:

65 Locust Avenue, Suite 302
New Canaan, CT 06840
Toll Free: (877) 972-0090
Banks and Brokers: (203) 972-9300
Email: proxy@investor-com.com

[PRELIMINARY COPY OF PROXY CARD, SUBJECT TO COMPLETION]
GOLD PROXY CARD	SENOMYX, INC. ANNUAL MEETING OF SHAREHOLDERS MAY 11, 2017	GOLD PROXY CARD

THIS PROXY IS SOLICITED BY:

CONCERNED SHAREHOLDERS AND NOMINEES OF SENOMYX (BARRY A. IGDALOFF, VCM GROUP, LLC, LEE D. KEDDIE, BENJAMIN E. LARGE, GUS D. HALAS, DAVID W. POINTER, MARK D. STOLPER, ROBERT G. PEARSE, CHARLES M. GILLMAN) (“CSNS”)

DETACH BELOW AND RETURN USING THE ENVELOPE
PROVIDED ONLY IF YOU ARE VOTING BY MAIL.

YOUR VOTE, WHETHER BY INTERNET, MAIL OR TELEPHONE, MUST BE RECEIVED
NO LATER THAN [May 10, 2017 ] TO BE INCLUDED IN THE VOTING RESULTS.
DETACH HERE

The undersigned hereby appoints and constitutes John Glenn Grau, Mark D. Stolper, Lee D. Keddie and Charles M. Gillman as proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Senomyx, Inc.(“Senomyx” or the “Company”) to be held at 4767 Nexus Centre Drive, San Diego, California 92121, on May 11, 2017, at 8:30 a.m., Pacific Daylight Time, and at any adjournments, postponements or continuations thereof (the “Annual Meeting”), hereby revoking any proxies previously given, to vote all shares of Common Stock of Senomyx held or owned by the undersigned as directed below, and in their discretion on any amendments or variations to matters identified in the notice of meeting or upon such other matters as may come before the meeting (provided, however, that the persons named above will be permitted to use such discretionary authority only for matters which they do not know, a reasonable time before the solicitation, are to be presented at the meeting).

If you specify a choice on the GOLD proxy card with respect to any item by marking the appropriate box, your shares of Common Stock will be voted in accordance with that specification. If no specification is made, your shares of Common Stock will be voted: (i) FOR CSNS’ Director Nominees listed herein (Proposal No. 1); (ii) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 2); (iii) FOR the advisory vote on executive compensation (Proposal No. 3); and (iv) for EVERY YEAR on the advisory vote on the frequency of the vote on executive compensation (Proposal No. 4); and (v) in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting and any continuations, adjournments or postponements thereof.

THIS PROXY IS SOLICITED BY CONCERNED SHAREHOLDERS AND NOMINEES OF SENOMYX.

The Proxy Statement, as well as other proxy materials distributed by CSNS, are available free of charge online at www.icommaterials.com/SNMX

Sign, date and mail your proxy today,
unless you have voted by Internet or telephone.
(continued and to be signed on the reverse side.)

If you have not voted by Internet or telephone, please date, mark, sign and return this proxy promptly. Your vote, whether by Internet, mail or telephone, must be received no later than [May 10], 2017 to be included in the voting results. All valid proxies received prior to the meeting will be voted.

☒ Please mark vote as in this example

CSNS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES PROPOSED BY CSNS LISTED IN PROPOSAL 1 BELOW.

1.	ELECTION OF DIRECTORS NOMINEES:	FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐	FOR ALL EXCEPT ☐
	(01) Mr. Barry A. Igdaloff			____________
	(02) Mr. Lee D. Keddie			____________
	(03) Mr. Benjamin E. Large			____________
	(04) Mr. Gus D. Halas			____________
(05) Mr. David W. Pointer
(06) Mr. Robert G. Pearse
(07) Mr. Mark D. Stolper

Note: if you do not wish your shares voted “for” a particular nominee, mark the “for all except” box and write the name(s) of the nominee(s) you do not support on the line below.

THE PARTICIPANTS RECOMMEND A VOTE FOR PROPOSAL NOS. 2, AND 3, AND FOR EVERY YEAR ON PROPOSAL NO. 4.  THESE PROPOSALS ARE PROPOSED BY THE COMPANY.

2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2017.		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve on an advisory basis, the compensation of Senomyx’s named executives.		FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Shareholder advisory vote on the frequency of future advisory votes on executive compensation.	EVERY YEAR ☐	EVERY TWO YEARS ☐	EVERY THREE YEARS ☐	ABSTAIN ☐

Please be sure to sign and date this Proxy.

SIGNATURE(S) OF SHAREHOLDER(S)	DATE

SIGNATURE(S) IF HELD JOINTLY	DATE

TITLE, IF ANY